Exhibit 99.1

UWM Holdings Corporation Announces
Third Quarter 2024 Results

Third Quarter Net Income of $31.9 Million. Loan Origination Volume of $39.5 Billion,
Including Purchase Volume of $26.2 Billion.
PONTIAC, MI, November 7, 2024 - UWM Holdings Corporation (NYSE: UWMC) (the "Company"), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), today announced its results for the third quarter ended September 30, 2024. Total loan origination volume for the third quarter 2024 was $39.5 billion, of which $26.2 billion was purchase volume. The Company reported 3Q24 net income of $31.9 million, inclusive of a $446.1 million decline in fair value of MSRs and a $226.9 million gain on other interest rate derivatives.
Mat Ishbia, Chairman and CEO of UWMC, said, "When looking at Q3, I am incredibly proud of our performance and two things jump out at me – first, we exceeded both our volume and margin guidance despite mortgage rates remaining higher than anticipated for most of the quarter. But a dip in rates for just a few weeks pushed us higher than we expected and provided a glimpse into the future. Second, UWM is on pace to have record purchase volume in 2024 despite a generationally slow existing home sales market. The broker channel continues to dominate the purchase market, and our results in Q3 also demonstrate how well UWM and the channel are positioned to capitalize on the inevitable increase in refinance volume when it comes. Right now, UWM is so much better positioned than we were prior to the last refinance boom. We have more capacity, more advanced technology, and even better service than we could offer our broker partners at that time. Simply put, our operational fitness is at an all-time high and you'll only see us accelerate from here."

Third Quarter 2024 Financial Highlights

•Originations of $39.5 billion in 3Q24, compared to $33.6 billion in 2Q24 and $29.7 billion in 3Q23
•Purchase originations of $26.2 billion in 3Q24, compared to $27.2 billion in 2Q24 and $25.9 billion in 3Q23
•Total gain margin of 118 bps in 3Q24 compared to 106 bps in 2Q24 and 97 bps in 3Q23
•Net income of $31.9 million in 3Q24 compared to net income of $76.3 million in 2Q24 and net income of $301.0 million in 3Q23
•Adjusted EBITDA of $107.2 million in 3Q24 compared to $133.1 million in 2Q24 and $112.1 million in 3Q23
•Total equity of $2.2 billion at September 30, 2024, compared to $2.3 billion at June 30, 2024, and $3.1 billion at September 30, 2023
•Unpaid principal balance of MSRs of $212.2 billion with a WAC of 4.56% at September 30, 2024, compared to $189.5 billion with a WAC of 4.31% at June 30, 2024, and $281.4 billion with a WAC of 4.20% at September 30, 2023
•Ended 3Q24 with approximately $2.5 billion of available liquidity, including $636.3 million of cash and available borrowing capacity under our secured and unsecured lines of credit

Production and Income Statement Highlights (dollars in thousands, except per share amounts)

	Q3 2024	Q2 2024	Q3 2023
Loan origination volume(1)	$39,509,521	$33,628,993	$29,721,633
Total gain margin(1)(2)	1.18%	1.06%	0.97%
Net income	$31,945	$76,286	$300,993
Diluted (loss) earnings per share	(0.06)	0.03	0.15
Adjusted diluted earnings per share(3)	0.01	0.04	N/A
Adjusted net income(3)	23,334	59,809	234,713
Adjusted EBITDA(3)	107,181	133,146	112,062

(1)Key operational metric (see discussion below).
(2)Represents total loan production income divided by loan origination volume.
(3)Non-GAAP metric (see discussion and reconciliations below).
Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q3 2024	Q2 2024	Q3 2023
Cash and cash equivalents	$636,327	$680,153	$729,616
Mortgage loans at fair value	10,141,683	8,236,183	5,560,039
Mortgage servicing rights	2,800,054	2,650,090	4,352,219
Total assets	15,119,798	12,921,641	12,204,137
Non-funding debt (1)	2,410,714	2,108,426	2,617,903
Total equity	2,180,527	2,329,012	3,092,111
Non-funding debt to equity (1)	1.11	0.91	0.85

 (1) Non-GAAP metric (see discussion and reconciliations below).

Mortgage Servicing Rights (dollars in thousands)

	Q3 2024	Q2 2024	Q3 2023
Unpaid principal balance	$212,218,975	$189,482,798	$281,373,662
Weighted average interest rate	4.56%	4.31%	4.20%
Weighted average age (months)	25	26	20

Third Quarter Business and Product Highlights
KEEP
•KEEP is an industry-leading technology that utilizes AI to send pre-validated refinance opportunities as soon as a borrower is able to obtain meaningful savings on their monthly payment, streamlining the speed and efficiency of the mortgage process for both borrowers and UWM’s broker partners
BrokerX
•BrokerX is a structured development program that transforms individuals with no experience to licensed mortgage loan originators (MLOs) in just 5 weeks. This provides brokers with a streamlined solution for training and licensing new talent, without needing their own training team, and is just another in a long line of programs that UWM has created to support and grow the broker channel

Product and Investor Mix - Unpaid Principal Balance of Originations (dollars in thousands)

Purchase:	Q3 2024	Q2 2024	Q3 2023
Conventional	$15,874,674	$15,650,022	$16,237,031
Government	7,786,158	8,298,147	8,031,062
Jumbo and other (1)	2,499,626	3,224,482	1,624,824
Total Purchase	$26,160,458	$27,172,651	$25,892,917

Refinance:	Q3 2024	Q2 2024	Q3 2023
Conventional	$3,552,067	$2,506,853	$1,736,055
Government	8,271,580	2,573,514	1,528,848
Jumbo and other (1)	1,525,416	1,375,975	563,813
Total Refinance	$13,349,063	$6,456,342	$3,828,716
Total Originations	$39,509,521	$33,628,993	$29,721,633

(1) Comprised of non-agency jumbo products, construction loans, and non-qualified mortgage products, including home equity lines of credit ("HELOCs") (which in many instances are second liens).
Fourth Quarter 2024 Outlook
We anticipate fourth quarter production to be in the $34 to $41 billion range, with gain margin from 85 to 110 basis points.
Dividend
Subsequent to September 30, 2024, for the sixteenth consecutive quarter, the Company's Board of Directors declared a cash dividend of $0.10 per share on the outstanding shares of Class A common stock. The dividend is payable on January 9, 2025, to stockholders of record at the close of business on December 19, 2024. Additionally, the Board approved a proportional distribution to SFS Corp., which is payable on or around January 9, 2025.
Earnings Conference Call Details
As previously announced, the Company will hold a conference call for financial analysts and investors on Thursday, November 7, 2024, at 10:00 AM ET to review the results and answer questions. Interested parties may register for a toll-free dial-in number by visiting:
https://registrations.events/direct/Q4I3723696
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Audio webcast, taped replay and a transcript will be available on the Company's investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Loan origination volume” and “Total gain margin” are key operational metrics that the Company's management uses to evaluate the performance of the business. “Loan origination volume” is the aggregate principal of the residential mortgage loans originated by the Company during a period. “Total gain margin” represents total loan production income divided by loan origination volume for the applicable periods.
Non-GAAP Metrics
The Company's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by the Company. Therefore, for comparison purposes, the Company provides “Adjusted net income (loss),” which is our pre-tax income (loss) together with an adjusted income tax provision (benefit), which is calculated as the provision for income taxes plus the tax effects of net income attributable to non-controlling interest determined using a blended statutory effective tax rate. “Adjusted net income (loss)” is a non-GAAP metric. "Adjusted diluted EPS" is defined as "Adjusted net income (loss)" divided by the weighted average number of shares of Class A common stock outstanding for the applicable period, assuming the exchange and conversion of all outstanding Class D common stock for Class A common stock, and is calculated and presented for periods in which the assumed exchange and conversion of Class D common stock to Class A common stock is anti-dilutive to EPS.
We also disclose Adjusted EBITDA, which we define as earnings before interest expense on non-funding debt, provision for income taxes, depreciation and amortization, stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions, gains or losses on other interest rate derivatives, the impact of non-cash deferred compensation expense, the change in fair value of the Public and Private Warrants, the non-cash income/expense impact of the change in the Tax Receivable Agreement liability, and the change in fair value of retained investment securities. We exclude the non-cash income/expense impact of the change in the Tax Receivable Agreement liability, the change in fair value of the Public and Private Warrants, the change in fair value of retained investment securities, and the change in fair value of MSRs due to valuation inputs or assumptions as these represent non-cash, non-realized adjustments to our earnings, which is not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.
In addition, we disclose “Non-funding debt” and the “Non-funding debt to equity ratio” as a non-GAAP metric. We define “Non-funding debt” as the total of the Company's senior notes, lines of credit, borrowings against investment securities, and finance leases and the “Non-funding debt-to-equity ratio” as total non-funding debt divided by the Company’s total equity.
Management believes that these non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies.
The following tables set forth the reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands, except per share amounts):

Adjusted net income	Q3 2024	Q2 2024	Q3 2023
Earnings before income taxes	$32,289	$77,072	$301,727
Adjusted income tax provision	(8,955)	(17,263)	(67,014)
Adjusted net income	$23,334	$59,809	$234,713

Adjusted diluted EPS	Q3 2024	Q2 2024
Diluted weighted average Class A common stock outstanding	99,801,301	95,387,609
Assumed pro forma conversion of Class D common stock (1)	1,498,013,741	1,502,069,787
Adjusted diluted weighted average shares outstanding (1)	1,597,815,042	1,597,457,396

Adjusted net income	$23,334	$59,809
Adjusted diluted EPS	0.01	0.04
(1) Reflects the pro forma exchange and conversion of antidilutive Class D common stock to Class A common stock.

Adjusted EBITDA	Q3 2024	Q2 2024	Q3 2023
Net income	$31,945	$76,286	$300,993
Interest expense on non-funding debt	31,544	31,951	42,825
Provision for income taxes	344	786	734
Depreciation and amortization	11,636	11,404	11,563
Stock-based compensation expense	5,768	3,937	3,822
Change in fair value of MSRs due to valuation inputs or assumptions	263,893	38,222	(236,044)
Gain on other interest rate derivatives	(226,936)	(27,166)	—
Deferred compensation, net	(11,434)	(1,169)	(11,755)
Change in fair value of Public and Private Warrants	5,829	(1,739)	(2,021)
Change in Tax Receivable Agreement liability	—	—	(3,000)
Change in fair value of investment securities	(5,409)	634	4,945
Adjusted EBITDA	$107,181	$133,146	$112,062

Non-funding debt and non-funding debt to equity	Q3 2024	Q2 2024	Q3 2023
Senior notes	$1,991,216	$1,990,233	$1,987,284
Secured lines of credit	300,000	—	500,000
Borrowings against investment securities	93,662	91,406	97,328
Finance lease liability	25,836	26,787	33,291
Total non-funding debt	$2,410,714	$2,108,426	$2,617,903
Total equity	$2,180,527	$2,329,012	$3,092,111
Non-funding debt to equity	1.11	0.91	0.85
Cautionary Note Regarding Forward-Looking Statements
This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release and our earnings call include statements regarding: (1) our position amongst our competitors and ability to capture market share; (2) our investment in our people, products and technology, and the benefits of our results; (3) our beliefs regarding opportunities in 2024 for our business and the broker channel; (4) our beliefs regarding operational profitability; (5) growth of the wholesale and broker channels, the impact of our strategies on such growth and the benefits to our business of such growth; (6) our growth and strategies to remain the leading mortgage lender, and the timing and drivers of that growth; (7) the benefits and liquidity of our MSR portfolio; (8) our beliefs related to the amount and timing of our dividend; (9) our expectations for future market environments, including interest rates, levels of refinance activity and the timing of such market changes; (10) our expectations related to production and margin in the fourth quarter of 2024; (11) the benefits of our business model, strategies and initiatives, and their impact on our results and the industry; (12) our performance in shifting market conditions and the comparison of such performance against our competitors; (13) our ability to produce results in future years at or above prior levels or expectations, and our strategies for producing such results; (14) our position and ability to capitalize on market opportunities and the impacts to our results; (15) our investments in technology and the impact to our operations, ability to scale and financial results and (16) our purchase production and product portfolio. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates; (ii) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iii) UWM’s ability to sell loans in the secondary market; (iv) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (v) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vi) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (vii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (viii) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (ix) UWM’s ability to continue to attract and retain its broker relationships; (x) UWM’s ability to implement technological innovation; (xi) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xii) the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xiii) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xiv) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About UWM Holdings Corporation and United Wholesale Mortgage
Headquartered in Pontiac, Michigan, UWM Holdings Corporation (UWMC) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for nine consecutive years and is the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE ROBERTS
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	September 30, 2024	December 31, 2023
Assets	(Unaudited)
Cash and cash equivalents	$636,327	$497,468
Mortgage loans at fair value	10,141,683	5,449,884
Derivative assets	66,977	33,019
Investment securities at fair value, pledged	108,964	110,352
Accounts receivable, net	561,901	512,070
Mortgage servicing rights	2,800,054	4,026,136
Premises and equipment, net	147,981	146,417
Operating lease right-of-use asset (includes $93,856 and $97,596 with related parties)	95,123	99,125
Finance lease right-of-use asset, net (includes $23,253 and $24,802 with related parties)	24,020	29,111
Loans eligible for repurchase from Ginnie Mae	391,696	856,856
Other assets	145,072	111,416
Total assets	$15,119,798	$11,871,854
Liabilities and Equity
Warehouse lines of credit	$9,207,746	$4,902,090
Derivative liabilities	93,599	40,781
Secured line of credit	300,000	750,000
Borrowings against investment securities	93,662	93,814
Accounts payable, accrued expenses and other	573,865	469,101
Accrued distributions and dividends payable	159,818	159,572
Senior notes	1,991,216	1,988,267
Operating lease liability (includes $100,566 and $104,495 with related parties)	101,833	106,024
Finance lease liability (includes $25,027 and $26,260 with related parties)	25,836	30,678
Loans eligible for repurchase from Ginnie Mae	391,696	856,856
Total liabilities	12,939,271	9,397,183
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of September 30, 2024 or December 31, 2023	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 113,150,968 and 93,654,269 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	11	10
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of September 30, 2024 or December 31, 2023	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of September 30, 2024 or December 31, 2023	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,485,027,775 shares issued and outstanding as of September 30, 2024 and 1,502,069,787 at December 31, 2023	149	150
Additional paid-in capital	2,644	1,702
Retained earnings	116,561	110,690
Non-controlling interest	2,061,162	2,362,119
Total equity	2,180,527	2,474,671
Total liabilities and equity	$15,119,798	$11,871,854

UWM HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended			For the nine months ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenue
Loan production income	$465,548	$357,109	$288,930	$1,121,611	$775,111
Loan servicing income	134,753	143,910	200,428	463,365	612,205
Change in fair value of mortgage servicing rights	(446,100)	(142,485)	92,909	(604,148)	(219,730)
Gain on other interest rate derivatives	226,936	27,166	—	254,102	—
Interest income	145,297	121,394	94,849	368,554	258,324
Total revenue, net	526,434	507,094	677,116	1,603,484	1,425,910
Expenses
Salaries, commissions and benefits	181,453	160,311	135,333	496,005	387,716
Direct loan production costs	58,398	45,485	36,184	135,319	76,285
Marketing, travel, and entertainment	22,462	24,438	20,117	66,011	58,915
Depreciation and amortization	11,636	11,404	11,563	34,380	34,674
General and administrative	53,664	55,051	44,904	149,524	132,214
Servicing costs	25,009	25,787	33,640	81,120	102,160
Interest expense	141,102	108,651	93,724	348,421	239,445
Other expense (income)	421	(1,105)	(76)	(921)	2,386
Total expenses	494,145	430,022	375,389	1,309,859	1,033,795
Earnings before income taxes	32,289	77,072	301,727	293,625	392,115
Provision for income taxes	344	786	734	4,863	941
Net income	31,945	76,286	300,993	288,762	391,174
Net income attributable to non-controlling interest	38,240	73,236	282,762	283,277	377,326
Net income (loss) attributable to UWMC	$(6,295)	$3,050	$18,231	$5,485	$13,848

Earnings (loss) per share of Class A common stock:
Basic	$(0.06)	$0.03	$0.20	$0.06	$0.15
Diluted	$(0.06)	$0.03	$0.15	$0.06	$0.15
Weighted average shares outstanding:
Basic	99,801,301	95,387,609	93,290,736	96,530,282	93,107,576
Diluted	99,801,301	95,387,609	1,596,624,780	96,530,282	93,107,576

Addendum to Exhibit 99.1

This addendum includes the Company's Consolidated Balance Sheets as of September 30, 2024, and the preceding four quarters and Statements of Operations for the quarter ended September 30, 2024, and the preceding four quarters for purposes of providing historical quarterly trending information to investors.

CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Assets	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Cash and cash equivalents	$636,327	$680,153	$605,639	$497,468	$729,616
Mortgage loans at fair value	10,141,683	8,236,183	7,338,135	5,449,884	5,560,039
Derivative assets	66,977	54,962	34,050	33,019	92,791
Investment securities at fair value, pledged	108,964	105,593	108,323	110,352	104,526
Accounts receivable, net	561,901	516,838	554,443	512,070	385,922
Mortgage servicing rights	2,800,054	2,650,090	3,191,803	4,026,136	4,352,219
Premises and equipment, net	147,981	146,750	145,265	146,417	146,509
Operating lease right-of-use asset	95,123	96,474	97,801	99,125	100,427
Finance lease right-of-use asset, net	24,020	25,061	26,890	29,111	31,803
Loans eligible for repurchase from Ginnie Mae	391,696	279,290	577,487	856,856	617,490
Other assets	145,072	130,247	117,498	111,416	82,795
Total assets	$15,119,798	$12,921,641	$12,797,334	$11,871,854	$12,204,137
Liabilities and Equity
Warehouse lines of credit	$9,207,746	$7,429,591	$6,681,917	$4,902,090	$5,066,900
Derivative liabilities	93,599	26,171	26,918	40,781	38,882
Secured line of credit	300,000	—	200,000	750,000	500,000
Borrowings against investment securities	93,662	91,406	94,064	93,814	97,328
Accounts payable, accrued expenses and other	573,865	486,138	477,765	469,101	503,890
Accrued distributions and dividends payable	159,818	159,766	159,702	159,572	159,572
Senior notes	1,991,216	1,990,233	1,989,250	1,988,267	1,987,284
Operating lease liability	101,833	103,247	104,637	106,024	107,389
Finance lease liability	25,836	26,787	28,536	30,678	33,291
Loans eligible for repurchase from Ginnie Mae	391,696	279,290	577,487	856,856	617,490
Total liabilities	12,939,271	10,592,629	10,340,276	9,397,183	9,112,026
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized; shares issued and outstanding - 113,150,968 as of September 30, 2024, 95,587,806 as of June 30, 2024, 94,945,635 as of March 31, 2024, 93,654,269 as of December 31, 2023 and 93,654,269 as of September 30, 2023	11	10	9	10	10
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—			—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—			—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,485,027,775 shares issued and outstanding as of September 30, 2024 and 1,502,069,787 as each of the rest of periods presented	149	150	150	150	150
Additional paid-in capital	2,644	2,305	2,085	1,702	1,484
Retained earnings	116,561	111,021	111,980	110,690	130,233
Non-controlling interest	2,061,162	2,215,526	2,342,834	2,362,119	2,960,234
Total equity	2,180,527	2,329,012	2,457,058	2,474,671	3,092,111
Total liabilities and equity	$15,119,798	$12,921,641	$12,797,334	$11,871,854	$12,204,137

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Revenue
Loan production income	$465,548	$357,109	$298,954	$225,436	$288,930
Loan servicing income	134,753	143,910	184,702	206,498	200,428
Change in fair value of mortgage servicing rights	(446,100)	(142,485)	(15,563)	(634,418)	92,909
Gain on other interest rate derivatives	226,936	27,166	—	—	—
Interest income	145,297	121,394	101,863	87,901	94,849
Total revenue, net	526,434	507,094	569,956	(114,583)	677,116
Expenses
Salaries, commissions and benefits	181,453	160,311	154,241	142,515	135,333
Direct loan production costs	58,398	45,485	31,436	27,977	36,184
Marketing, travel, and entertainment	22,462	24,438	19,111	25,600	20,117
Depreciation and amortization	11,636	11,404	11,340	11,472	11,563
General and administrative	53,664	55,051	40,809	38,209	44,904
Servicing costs	25,009	25,787	30,324	29,632	33,640
Interest expense	141,102	108,651	98,668	80,811	93,724
Other expense (income)	421	(1,105)	(237)	(2,391)	(76)
Total expenses	494,145	430,022	385,692	353,825	375,389
Earnings (loss) before income taxes	32,289	77,072	184,264	(468,408)	301,727
Provision (benefit) for income taxes	344	786	3,733	(7,452)	734
Net income (loss)	31,945	76,286	180,531	(460,956)	300,993
Net income (loss) attributable to non-controlling interest	38,240	73,236	171,801	(433,878)	282,762
Net income (loss) attributable to UWMC	$(6,295)	$3,050	$8,730	$(27,078)	$18,231

Earnings (loss) per share of Class A common stock:
Basic	$(0.06)	$0.03	$0.09	$(0.29)	$0.20
Diluted	$(0.06)	$0.03	$0.09	$(0.29)	$0.15
Weighted average shares outstanding:
Basic	99,801,301	95,387,609	94,365,991	93,654,269	93,290,736
Diluted	99,801,301	95,387,609	1,598,647,205	93,654,269	1,596,624,780